Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on May 19, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INSMED INCORPORATED
(Exact name of Registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1972729 (I.R.S. Employer Identification Number)

10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William H. Lewis
Chief Executive Officer
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christine Pellizzari, Esq. General Counsel and Corporate Secretary 10 Finderne Avenue, Building 10 Bridgewater, New Jersey 08807 (908) 977-9900	Michael J. Riella Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001 (202) 662-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Per Price Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number or amount of common stock is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a pay as you go basis in accordance with Rule 456(b) of the Securities Act.

PROSPECTUS

Common Stock

        We may from time to time offer to sell common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. This prospectus describes some of the general terms that may apply to an offering of our common stock. Each time we sell common stock pursuant to this prospectus, the specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a prospectus supplement or in one or more documents incorporated by reference in this prospectus. The amendment, supplement or incorporated document(s), as applicable, may also add to, update or change information contained in this prospectus.

        Our common stock may be offered and sold in the same offering or in separate offerings to or through one or more underwriters, dealers, and agents, directly to purchasers, or through a combination of these methods. The names and compensation of any underwriter, dealer or agent involved in the sale of our common stock will be described in the applicable prospectus supplement. See "Plan of Distribution" on page 5 of this prospectus for additional information.

        You should read this prospectus, any applicable prospectus supplement and any incorporated documents carefully before you invest in our common stock. This prospectus is not an offer to sell our common stock, and it is not soliciting an offer to buy our common stock, in any state or other jurisdiction where the offer or sale is not permitted.

        Our common stock is listed on The Nasdaq Global Select Market under the symbol "INSM." On May 17, 2017, the last reported sale price for our common stock was $17.16. You are encouraged to obtain current market prices for shares of our common stock.

        Our principal executive offices are located at 10 Finderne Avenue, Building 10, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900.

        Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading "Risk Factors" on page 2 of this prospectus.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process as a "well-known seasoned issuer," as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus.

        This prospectus provides you with a general description of our common stock. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add to, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement or incorporate by reference from a future SEC filing is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or such incorporated document. This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock. You should carefully read this prospectus, any applicable prospectus supplement and any relevant free writing prospectus, together with the information incorporated herein by reference, prior to making any decision regarding an investment in our common stock.

        You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are not making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "Insmed", the "Company", "we", "us" and "our" refer to Insmed Incorporated, a Virginia corporation, together with its consolidated subsidiaries. Insmed and ARIKAYCE are trademarks of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties' trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

INSMED INCORPORATED

        We are a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site specific treatment of serious lung diseases.

        Our lead product candidate is ARIKAYCE, or liposomal amikacin for inhalation, which is in late-stage development for adult patients with treatment refractory nontuberculous mycobacteria lung disease caused by Mycobacterium avium complex, a rare and often chronic infection that is capable of causing irreversible lung damage and can be fatal. Our earlier clinical-stage pipeline includes INS1007 and INS1009. INS1007 is a novel oral, reversible inhibitor of dipeptidyl peptidase 1, an enzyme responsible for activating neutrophil serine proteases, which are implicated in the pathology of chronic inflammatory lung diseases, such as non-cystic fibrosis bronchiectasis. INS1009 is an inhaled nanoparticle formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension.

        Our principal executive offices are located at 10 Finderne Avenue, Building 10, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our Internet address is www.insmed.com. The information on our web site is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable supplement.

RISK FACTORS

        An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under "Risk Factors" in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in any applicable prospectus supplement. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Each of these risks could materially and adversely affect our business, results of operations and financial condition, resulting in a decline in the trading price of our common stock and a complete or partial loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. "Forward looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential," "continues," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward looking statements.

        Forward looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward looking statements. Such factors include, among others, the following:

  •
  uncertainties in the research and development of our existing product candidates, including due to delays in patient enrollment or failure of our preclinical studies or clinical trials to satisfy pre-established endpoints;

  •
  failure to develop, or to license for development, additional product candidates, including a failure to attract experienced third party collaborators;

  •
  failure to obtain, or delays in obtaining, regulatory approval from the United States Food and Drug Administration, the European Medicines Agency, and other regulatory authorities for our product candidates or their delivery devices, including due to insufficient clinical data or selection of endpoints that are not satisfactory to regulators;

  •
  failure of third parties on which we are dependent to conduct our clinical trials and to manufacture sufficient quantities of our product candidates for clinical or commercial needs;

  •
  failure to comply with license agreements that are critical for our product development, including our license agreements with PARI Pharma GmbH and AstraZeneca AB;

  •
  lack of safety and efficacy of our product candidates;

  •
  inaccuracies in our estimate of the size of the potential markets for our product candidates;

  •
  failure to maintain regulatory approval for our product candidates, once received, due to a failure to satisfy post-approval regulatory requirements, such as the need for post-clinical trials;

  •
  uncertainties in the rate and degree of market acceptance of product candidates, if approved;

  •
  uncertainties in the timing, scope and rate of reimbursement for our product candidates;

  •
  competitive developments affecting our product candidates;

  •
  inaccurate estimates regarding our future capital requirements, including those necessary to fund milestone payments or royalties owed to third parties;

  •
  inability to repay our existing indebtedness or to obtain additional financing when needed;

  •
  failure to obtain, protect and enforce our patents and other intellectual property;

  •
  inability to create an effective direct sales and marketing infrastructure or to partner with a third party that offers such an infrastructure for distribution of our product candidates;

  •
  the cost and potential reputational damage resulting from litigation to which we are a party, including, without limitation, the class action lawsuit pending against us;

  •
  failure to comply with the laws and regulations that impact our business;

  •
  loss of key personnel; and

  •
  changes in laws and regulations applicable to our business, including those related to pricing and reimbursement of our product candidates.

        The factors, risks and uncertainties referred to above and others are more fully described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated from time to time in our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, including any applicable prospectus supplement. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.

        You should read this prospectus, the registration statement of which this prospectus forms a part, the documents incorporated by reference herein, and any applicable prospectus supplement in their entirety and with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes.

DESCRIPTION OF COMMON STOCK

        The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, our Articles of Incorporation, as amended (the "Articles of Incorporation"), our Amended and Restated Bylaws (the "Bylaws") and applicable provisions of the Virginia Stock Corporation Act ("VSCA"). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

General

        Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share. As of May 17, 2017, there were 62,166,716 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividend Rights

        Subject to the rights of the holders of any of our preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock, and there were no shares of preferred stock outstanding, although our board of directors is authorized to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of our common stock.

Rights Upon Liquidation

        In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.

Voting Rights

        Holders of our common stock are entitled to one vote per share and will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by the VSCA and subject to the rights of the holders of any of our preferred stock then outstanding. An election of directors by our shareholders will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election, although we have recently adopted a director resignation policy applicable to director nominees in uncontested elections. Our Articles of Incorporation do not provide for cumulative voting. In accordance with our Articles of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year at our annual meeting of shareholders.

        Subject to certain exceptions set forth in the VSCA, matters other than the election of directors generally will be approved if the votes cast by our shareholders favoring the action exceed the votes cast opposing the action. Subject to the rights of the holders of any of our preferred stock then outstanding, however, the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group, will be required to take the following actions:

  •
  remove a director, which may only be done for cause; and

  •
  alter, amend, repeal, or adopt any provision inconsistent with, the provisions of (1) our Articles of Incorporation that provide for a classified board, director removal only for cause, filling of newly created or vacant directorships, or bylaw amendments or (2) our Bylaws.

Other Rights

        Holders of our common stock will have no preference, appraisal or exchange rights, except for any appraisal rights provided by the VSCA. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Investor Communication Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "INSM."

PLAN OF DISTRIBUTION

        We may sell the common stock registered pursuant to this prospectus in the following ways:

  •
  to or through underwriters;

  •
  to or through dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of the foregoing methods.

        We reserve the right to sell directly to or exchange our common stock directly with investors on our own behalf in those jurisdictions where we are authorized to do so.

        We may distribute such common stock from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We, or the purchasers of the common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the common stock. Underwriters may sell our common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our common stock as a principal and may then resell such common stock at varying prices to be determined by the dealer.

        We will name any underwriter, dealer or agent involved in the offer and sale of common stock in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we will receive from the sale of our common stock, any compensation we will pay to underwriters, dealers or agents in connection with such offering of our common stock, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our common stock will be listed. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We may grant underwriters who participate in the distribution of the common stock we are registering pursuant to this prospectus an option to purchase additional shares in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

        To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Such transactions may include over-allotments or short sales of our common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing such common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them is repurchased in connection with stabilization transactions. Should these transactions be undertaken, they may be discontinued at any time.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the common stock being offered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C. and/or Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov. We maintain a website at www.insmed.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock registered pursuant hereto. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. For further information with respect to us and the common stock registered pursuant to this prospectus, you should review the registration statement, the applicable prospectus supplement, the information incorporated herein and therein, and the exhibits included herein and therein.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this registration statement and, in the case of any particular offering of our common stock, the date such offering is terminated:

  •
  Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

  •
  Current Report on Form 8-K, filed with the SEC on May 19, 2017; and

  •
  Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, including any amendment or report subsequently filed for the purpose of updating such description.

        Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and information that we subsequently file with the SEC will automatically update and supersede the information herein to the extent inconsistent herewith. This means that it is important to review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference has been modified or superseded.

        You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:

Insmed Incorporated
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
Attention: Christine Pellizzari, General Counsel and Corporate Secretary
(908) 977-9900

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, payable by us in connection with the registration of the common stock being registered hereby.

Amount to Be Paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees		**
Printing and engraving expenses		**
Miscellaneous		**
Total	$	**

*
Omitted because, in accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities registered by this prospectus.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities cannot currently be estimated.

Item 15.    Indemnification of Directors and Officers

        The VSCA permits, and our Articles of Incorporation require, indemnification of our directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under the VSCA, a Virginia corporation is generally authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Our Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

        The VSCA presently permits, if authorized in a Virginia corporation's articles of incorporation or shareholder-approved bylaws, the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. As permitted by the VSCA, our Articles of Incorporation provide that no director or officer of the Company shall be liable to us or our shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Certain directors and officers have been granted contractual indemnification rights under separate indemnification agreements with us, pursuant to which they will be entitled to indemnification from us under certain circumstances. Additionally, the employment agreements we have entered into with our executive officers provide for indemnification to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by the executive officer in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, and to which the executive officer was or is a party or is threatened to be made a party by reason of the fact that he or she is or was an officer, employee or agent of the Company, or by reason of anything done or not done by him or her in any such capacity or capacities, provided that such executive officer acted in good faith, in a manner that was not grossly negligent or that constituted willful misconduct and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We also carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 16.    Exhibits

        A list of exhibits included in this registration statement is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on May 19, 2017.

INSMED INCORPORATED
By:	/s/ WILLIAM H. LEWIS William H. Lewis President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William H. Lewis and Christine Pellizzari, and each of them, as his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to any offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following individuals in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM H. LEWIS William H. Lewis	President and Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2017
/s/ JOHN R. GOLL III John R. Goll III	Vice President, Corporate Controller (Principal Financial and Accounting Officer)	May 19, 2017
/s/ DONALD HAYDEN, JR. Donald Hayden, Jr.	Chairman of the Board of Directors	May 19, 2017
/s/ ALFRED F. ALTOMARI Alfred F. Altomari	Director	May 19, 2017
/s/ DAVID R. BRENNAN David R. Brennan	Director	May 19, 2017

Signature	Title	Date

/s/ STEINAR J. ENGELSEN M.D. Steinar J. Engelsen M.D.	Director	May 19, 2017
/s/ DAVID W. J. MCGIRR David W. J. McGirr	Director	May 19, 2017
/s/ MYRTLE POTTER Myrtle Potter	Director	May 19, 2017
/s/ MELVIN SHAROKY, M.D. Melvin Sharoky, M.D.	Director	May 19, 2017

EXHIBIT INDEX

Exhibit Number	Description
**1.1	Form of Underwriting Agreement.

3.1	Articles of Incorporation of Insmed Incorporated, as amended through June 14, 2012 (incorporated by reference from Exhibit 3.1 to Insmed Incorporated's Annual Report on Form 10-K filed on March 18, 2013).

3.2	Amended and Restated Bylaws of Insmed Incorporated (incorporated by reference from Exhibit 3.1 to Insmed Incorporated's Quarterly Report on Form 10-Q filed on August 6, 2015).

*5.1	Opinion of Hunton & Williams LLP, counsel to the registrant.

*23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on signature page).

*
Filed herewith.

**
To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.